Exhibit 10.30

DaVita Inc.

Post-Retirement Deferred Compensation Arrangement

Article I

Establishment, Purpose, and Effective Date

This Post-Retirement Deferred Compensation Arrangement (“Plan”) is established by DaVita Inc. (“Company”) for the purpose of providing unfunded deferred compensation for a select group of management or highly compensated employees of DaVita Inc. and its subsidiaries (collectively referred to as the “Company”). It is intended that the Plan be exempt from Parts 2, 3, and 4 of the Employee Retirement Income Security Act of 1974 (“ERISA”) by reason of Sections 201(2), 301(a)(3), and 401(a)(l) of ERISA.

Article II

Definitions

2.1 Board of Directors. “ Board of Directors” shall mean the Board of Directors of the Company (or its delegates).

2.2 Change of Control. “Change of Control” shall mean:

(a) any transaction or series of transactions in which any person or group within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934 (“Exchange Act”) and Sections 13(d) and 14(d) of the Exchange Act becomes the direct or indirect “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), by way of a stock issuance, tender offer, merger, consolidation, other business combination or otherwise, of greater than fifty percent (50%) of the total voting power (on a fully diluted basis as if all convertible securities had been converted and all warrants and options had been exercised) entitled to vote in the election of directors of Company (including any transaction in which Company becomes a wholly-owned or majority-owned subsidiary of another corporation);

(b) any merger or consolidation or reorganization in which Company does not survive;

(c) any merger or consolidation in which Company survives, but the shares of Company’s Common Stock outstanding immediately prior to such merger or consolidation represent 50% or less of the voting power of Company after such merger or consolidation, and

(d) any transaction in which more than 50% of Company’s assets are sold.

2.3 Competitor. “Competitor” shall mean any individual, partnership, limited liability company, corporation, independent practice association, management services organization, or any other entity that provides dialysis services and nephrology-related services provided by Company at any time during the period of the employee’s employment, including, but not limited to, hemodialysis, acute dialysis, apheresis services, peritoneal dialysis of any type, staff-assisted hemodialysis, home hemodialysis, dialysis-related laboratory and pharmacy services, access-related services, Method II dialysis supplies and services, nephrology practice management, or renal physician/center network management, and any other services or treatment for persons diagnosed as having end stage renal disease (“ESRD”) or pre-ESRD, including any dialysis services provided in an acute hospital. The term “ESRD” shall have the same meaning as set forth in Title 42, Code of Federal Regulations Section 405.2101 et. seq. or any successor thereto.

2.4 Constructive Discharge. “Constructive Discharge” shall mean the occurrence of any of the following events after the date of a Change of Control without the employee’s express written consent:

(a) the scope of the employee’s authority, duties and responsibilities are materially diminished or are not (A) in the same area of operations, (B) in the same general level of seniority, or (C) of the same general nature as the employee’s authority, duties, and responsibilities with Company immediately before such Change of Control;

(b) the failure by Company to provide the employee with office accommodations and assistance substantially equivalent to the accommodations and assistance provided to the employee immediately before such Change of Control;

(c) the principal office to which the employee is required to report is changed to a location that is more than twenty (20) miles from the principal office to which the employee is required to report immediately before such Change of Control;

(d) a reduction by Company in the employee’s base salary, bonus arrangement, or other material benefits as in effect on the date of such Change of Control; or

(e) a failure of any successor in interest to the Company to assume in writing any obligations arising out of any agreement between the Company and the employee.

2.5 Unforeseeable Emergency. An “Unforeseeable Emergency” is a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in section 152(a) of the Internal Revenue Code) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that will constitute an Unforeseeable Emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved (i) through reimbursement or compensation by insurance or otherwise, or (ii) by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship. Examples of what are not considered to be unforeseeable emergencies include the need to send a Participant’s child to college or the desire to purchase a home.

Article III

Participation and Contributions

3.1 Eligibility. The Board of Directors shall select those individuals who are eligible to participate in the Plan (“Participants”), who must be members of a select group of management or highly compensated employees of the Company within the meaning of Sections 201(2), 301(a)(3), and 401(a)(l) of ERISA (“Top-Hat Employees”).

3.2 Subsequent Ineligibility. In the event it is subsequently determined that a Participant does not constitute a Top-Hat Employee, his benefit under the Plan shall be paid to him as soon as possible, so that he will no longer be a Participant. However, a decision by the Board of Directors that an individual is no longer eligible to participate in the Plan shall not automatically be deemed a determination that he no longer qualifies as a Top-Hat Employee.

3.3 Contributions. Each year, the Board of Directors will decide how much (if anything) to contribute on behalf of each Participant. The amount of this contribution may be made in one or more installments during the year, and at the times selected by the Board of Directors. The amount of this contribution will be communicated to the Participant in writing (“Notice”).

3.4 Vesting. Participants shall earn a vested right to the contributions on their behalf (and the earnings thereon) at the rate specified in the Notice. Notwithstanding the preceding sentence, Participants who are still employed by the Company at that time shall become fully vested upon the occurrence of any of the following events:

(a) death;

(b) attainment of age sixty-five (65);

(c) the termination of the Participant’s employment by the Company or the Constructive Discharge of the Participant within eighteen (18) months following a Change of Control; or

(d) becoming disabled. For this purpose, a Participant will be considered to be disabled only if he is entitled to benefits under the Company’s long-term disability plan.

Article IV

Benefits Unfunded

4.1 Benefits Unfunded. The benefits under this Plan shall not be funded but shall constitute an unsecured liability payable, when due, by the Company out of its general assets.

4.2 Crediting of Amounts to Accounts. A separate, unfunded account shall be established and maintained for each Participant (“Account”). Each Participant’s Account shall be credited with the amount of the contributions on the Participant’s behalf. The Participant’s Account shall be credited with the rate of interest or earnings specified by the Committee for the period during which the amounts are held in the Account.

Article V

Payment of Benefits

5.1 Distributions following Termination of Employment. Participants shall receive the vested portion of their benefits determined pursuant to the rules of Article III following termination of employment, regardless of the reason for termination of employment (e.g., death, disability, retirement, or otherwise).

5.2 In-Service Distributions. Participants may withdraw some or all of the vested amounts in their Accounts prior to termination of employment only in accordance with the terms of this Section. These elections will be made at such times and under such conditions as may be imposed by the Committee.

(a) A Participant may elect to receive some or all of the amounts in his Account upon reaching age sixty-five (65).

(b) A Participant may elect to receive some or all of the amounts in his Account upon incurring an Unforeseeable Emergency. Withdrawals of amounts because of an Unforeseeable Emergency will only be permitted to the extent reasonably needed to satisfy the emergency need.

(c) Participants may elect that their Plan Benefits become automatically payable upon a Change in Control.

5.3 Loans. Participants may not borrow funds from the Plan.

5.4 Form of Payments. Benefits under the Plan will be paid in the form of a lump sum distribution of the amount in the Participant’s Account.

5.5 Designation of Beneficiary. In the event of the death of a Participant prior to the date on which the Participant’s benefit is paid, his benefit will be paid to a beneficiary other than his surviving spouse only if the surviving spouse consents in writing to the designation. If the Participant does not have a surviving spouse or a properly designated beneficiary, the benefit will be paid to his estate.

5.6 Payees under Legal Disability. If any payee is a minor, or if the Committee reasonably believes that any payee is legally incapable of giving a valid receipt and discharge for any payment due him, the Committee may have the payment made to the person (or persons or institution) whom it reasonably believes is caring for or supporting such payee. Any such payment shall be a payment for the benefit of the payee and shall be a complete discharge of any liability under the Plan to the payee.

5.7 Payment of Benefits. All payments under the Plan shall be delivered in person or mailed to the last address of the Participant (or, in the case of the death of the Participant, to that of his surviving spouse or estate). Each Participant shall be responsible for furnishing the Committee with his current address.

5.8 Withholding.

(a) Withholdings that are required to be made with respect to the contributions to the Plan on behalf of the Participant shall be paid from the Participant’s cash compensation, to the maximum extent possible.

(b) Any payments from the Plan may be subject to withholding for taxes as may be required by any applicable federal or state law.

(c) The Company shall have the right to withhold from benefit payments any amounts that the Participant owes to the Company.

5.9 Ancillary Agreements. As a condition to the payment of benefits under the Plan, Participants will be required to execute an agreement pursuant to which they agree not to provide services for a Competitor of the Company, not to solicit employees or patients, and such other agreements as may be required by the Company. If the Participant fails to execute or to comply with the terms of that agreement, the Participant will be required to forfeit or repay the amount of benefit that he received under the Plan, whichever is applicable.

Article VI

Plan Administration

6.1 Committee. Authority to administer the Plan shall be vested in the Board of Directors of DaVita Inc. or such person or persons as the Board of Directors may designate (“Committee”).

6.2 Administrative Powers. The Committee shall have all powers necessary to administer the Plan. In addition to any powers and authority conferred on the Committee elsewhere in the Plan or by law, the Committee shall have the following powers and authority:

(a) To designate agents to carry out responsibilities relating to the Plan;

(b) To administer, interpret, and answer all questions which may arise under this Plan;

(c) To handle claims for benefits in accordance with Department of Labor Regulation Section 2560.502-1. In the case of a contested claim for benefits, the Committee may require, as a precondition to the entitlement of any claims for benefits, that the Claimant execute an agreement releasing any claims he asserts that he has against the Company, the Plan, and the Committee (as well as all other fiduciaries of the Plan);

(d) To establish rules and procedures from time to time for the conduct of its business and for the administration of the Plan; and

(e) To perform or cause to be performed such further acts as it may deem to be necessary, appropriate, or convenient in connection with the operation of the Plan.

6.3 Finality of Actions. Any action taken by the Committee in the exercise of authority conferred upon it by this Plan shall be binding upon the Participant and all parties claiming through him. All discretionary powers conferred upon the Committee shall be absolute.

6.4 Indemnification. To the maximum extent permitted by law, the Company shall indemnify the Committee and any other employee of the Company with duties under the Plan who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative, or investigative, against any losses reasonably incurred by him by reason of his conduct in the performance of his duties under the Plan. This indemnity will not apply if the individual acted fraudulently or in bad faith in the performance of his duties relating to the Plan, or fails to assist the Company in defending against the claim.

Article VII

Miscellaneous Matters

7.1 Amendment and Termination. The Company expects the Plan to be permanent, but because future conditions affecting the Company cannot be anticipated or foreseen, the Company reserves the right to amend or terminate the Plan at any time. Upon termination of the Plan, all benefits shall become fully vested and payable immediately.

7.2 Benefits Not Alienable. Benefits under the Plan may not be assigned or alienated, whether voluntarily or involuntarily.

7.3 No Enlargement of Employee Rights. Nothing contained in the Plan shall be deemed to give a Participant the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge any Participant at any time.

7.4 Governing Law. In the case of an ambiguity, the Plan shall be construed so as to comply with the provisions of the Internal Revenue Code and ERISA.

7.5 Interpretation. Unless the context clearly indicates otherwise, the masculine gender will include the feminine, the singular will include the plural, and the plural will include the singular.

In Witness Whereof, DaVita Inc. has caused this instrument to be executed as of the date indicated below.

DaVita Inc.

By:
Title:
Date:

Distribution Election Form

under the DaVita Inc. (“Company”)

Post-Retirement Deferred Compensation Arrangement (“Plan”)

Benefit Payment Dates

1. Termination of Employment. I understand that the vested portion of the contributions on my behalf to the Plan and the earnings on those amounts (if any) will become payable upon the termination of my employment because of death, disability, retirement, or any other reason.

2. In-Service Distributions. I further understand that I may elect that the vested portion of my benefit become payable prior to the termination of my employment, upon the occurrence of any of the events I designate below:

              attainment of age 65 while still employed by the Company; and/or a Change of Control of the Company (as defined in the Plan).

An election made pursuant to this Paragraph 2 will be effective only if the election is made before the beginning of the calendar year in which the designated event or events occur. Correspondingly, a revocation of an election made pursuant to this Paragraph 2 will not become effective until the following January 1.

3. Continuing Effect. I also understand that my election will continue in effect (that is, with respect to all future contributions to the Plan) until I complete a new election and deliver it to the Committee.

Conditions to Receive Payments

I understand that my right to a payment of my benefit under the Plan and to keep the payment is conditioned upon my compliance with the following conditions:

1. Covenant Not to Compete. I agree that during the term of my employment and for a period of one (1) year after the termination of my employment with the Company for any reason, I will not:

(a) be an officer, director, consultant, partner, owner, stockholder, employee, creditor, agent, trustee, independent contractor, or advisor of any individual, partnership, limited liability company, corporation, independent practice association, management services organization, or any other entity (collectively, “Person”) that is a Competitor (as that term is defined in the Plan); or

(b) directly or indirectly, own, manage, control, operate, invest in, acquire an interest in, or otherwise engage in, act for, or act on behalf of any Person (other than the Company and its subsidiaries and affiliates) that is a Competitor.

I acknowledge that the nature of Company’s activities is such that competitive activities could be conducted effectively regardless of the geographic distance between Company’s place of business and the place of any Competitor’s business. Notwithstanding anything herein to the contrary, such activities shall not include the ownership of one percent (1%) or less of the issued and outstanding stock, which is purchased in the open market, of a Competitor that is a publicly traded company.

I acknowledge and agree that the geographical limitations and duration of this covenant not to compete are reasonable. In particular, I agree that my position is national in scope and that I will have an impact on every location where Company currently conducts and will conduct business. Therefore, I acknowledge and agree that, like my position, this covenant cannot be limited to any particular geographic region.

2. Non-Solicitation of Employees. I promise and agree that I will not, for a period of one (1) year after the termination of my employment, directly or indirectly, solicit any of Company’s employees to work for any Competitor. I also agree that during my employment and for a period of one (1) year after the termination of my employment, directly or indirectly, that I will not hire any of Company’s employees to work (as an employee or an independent contractor) for any Competitor. In addition, I agree that during my employment and for a period of one (1) year after the termination of my employment, directly or indirectly, that I will not take any action that may reasonably result in any of Company’s employees going to work (as an employee or an independent contractor) for any Competitor.

3. Other Non-Solicitation. I promise and agree that during the term of this Agreement and for a period of one (1) year after the termination of my employment for any reason, I will not, directly or indirectly:

(a) induce any patient or customer of Company, either individually or collectively, to patronize any Competitor;

(b) request or advise any patient, customer, or supplier of Company to withdraw, curtail, or cancel such person’s business with Company;

(c) enter into any contract for the purpose or result of which would benefit me if any patient or customer of Company were to withdraw, curtail, or cancel such person’s business with Company;

(d) solicit, induce, or encourage any physician (or former physician) affiliated with Company or induce or encourage any other person under contract with Company to curtail or terminate such person’s affiliation or contractual relationship with Company;

(e) disclose to any Person the names or addresses of any patient or customer of Company or of any physician (or former physician) affiliated with Company; or

(f) disparage the Company or any of its agents, employees, or affiliated physicians in any fashion.

Participant

, 20

Committee

By:

, 20

DaVita Inc.

Post-Retirement Deferred Compensation Arrangement

Declaration under Penalty of Perjury

for Hardship Withdrawal

I,                                 , under penalty of perjury, hereby make the following declarations with respect to my request for a distribution in the amount of $                     from the Post-Retirement Deferred Compensation Arrangement maintained by DaVita Inc. (“Company”) on account of my Unforeseeable Emergency. I hereby make the following representations:

1. I understand that the amount that I can receive cannot exceed the lesser of the vested amount of my benefit or the amount reasonably needed to satisfy my Unforeseeable Emergency. However, this amount can include any amounts necessary to pay the taxes reasonably anticipated to result from the distribution.

2. I understand that I may not receive a payment to the extent that such hardship is or may be relieved (a) through reimbursement or compensation by insurance or otherwise, or (b) by liquidation of my assets, to the extent the liquidation of such assets would not itself cause severe financial hardship.

3. I understand that an “Unforeseeable Emergency” is a severe financial hardship to me resulting from (a) a sudden and unexpected illness or accident of me or of my dependent, (b) loss of my property due to casualty, or (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond my control. Examples of what are not considered to be unforeseeable emergencies include the need to send my child to college or the desire to purchase a home.

4. I understand that the amount of my hardship distribution is subject to tax withholdings.

I declare under penalty of perjury under the laws of the State of                      that the above statements are true and correct and that this declaration was executed on the              day of                     , 200    , at                     ,                     .

Signed:

Acknowledgement

State of

County of

On                     , 200     before me,                     , personally appeared                                 , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same, and that by his/her signature on the instrument the person executed the instrument.

WITNESS my hand and official seal.

Signature                                              (Seal)

Beneficiary Designation

under the DaVita Inc.

Post-Retirement Deferred Compensation Arrangement (“Plan”)

Subject to the provisions of the Plan, I designate the individual(s) stated below to be my primary and secondary beneficiaries. The benefit shall be paid to my primary beneficiary if that person survives me, and the benefit shall be paid to my secondary beneficiary if the primary beneficiary does not survive me. If neither my primary nor my secondary beneficiary survive me, or I have failed to designate a beneficiary then my benefit will be paid to my estate. This designation supersedes any prior designations I may have made under the Plan.

I understand that a beneficiary designation will be effective only if it is received by the Committee before my death.

Primary Beneficiary

Name		Relationship to Participant

Street Address

City, State, and Zip Code

Phone Number		Social Security Number

Secondary Beneficiary

Name		Relationship to Participant

Street Address

City, State, and Zip Code

Phone Number		Social Security Number

Participant’s Signature

(to be completed by all participants)

I hereby designate the individual(s) listed above as the beneficiary(ies) of my benefit under the Plan. This beneficiary designation form revokes any prior designations that I may have made.

I understand that if I am married and my spouse is not named as my primary beneficiary, this designation will not be effective unless my spouse signs the waiver set forth below, and my spouse’s signature is witnessed by a Notary Public. I also understand that if I subsequently (re)marry another individual, my new spouse will automatically become my primary beneficiary, unless my new spouse executes the waiver set forth below. I further understand that this form will not be given effect unless it is received by the Plan before my death.

Participant’s Signature	Date

Spousal Waiver

As the spouse of the participant signing above, I hereby waive my right to receive the benefits otherwise payable to me under the Plan upon the death of my spouse, and consent to the payment of those amounts to the individual(s) listed above. Furthermore, I hereby consent to allowing my spouse to change that beneficiary designation at any time without my consent.

Spouse’s Signature	Date

Notary Public

State of

County of

On                      before me,                      (here insert name and title of the officer), personally appeared                     , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature                                  (Seal)

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